                                                             OMB APPROVAL
                                                      --------------------------
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                        THE HOUSTON EXPLORATION COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                         THE HOUSTON EXPLORATION COMPANY
                           1100 LOUISIANA, SUITE 2000
                              HOUSTON, TEXAS 77002






                                  April 1, 2003


TO OUR STOCKHOLDERS:

         We cordially invite you to attend the 2002 Annual Meeting of Stockholders of The Houston Exploration Company to be held on Thursday, May 15, 2003, at 10:00 a.m., local time, at the DoubleTree Hotel--Allen Center, 400 Dallas Street, Houston, Texas 77002. We have enclosed a Notice of the Annual Meeting, Proxy Statement and form of proxy with this letter.

         We encourage you to read the Notice of the Annual Meeting and Proxy Statement so that you may be informed about the business to come before the meeting. Your participation in our business is important, regardless of the number of shares you own. To ensure your representation at the meeting, please promptly sign and return the accompanying proxy card in the postage-paid envelope.

         We look forward to seeing you on May 15th.

                                              Sincerely,


                                              /s/ Robert B. Catell
                                              ----------------------------------
                                              Robert B. Catell
                                              Chairman of the Board of Directors

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 15, 2003


To the Stockholders of The Houston Exploration Company:

         The Annual Meeting of Stockholders (the "Annual Meeting") of The Houston Exploration Company will be held on Thursday, May 15, 2003, at 10:00 a.m., local time, at the DoubleTree Hotel--Allen Center, 400 Dallas Street, Houston, Texas 77002, for the following purposes:

                  1.       Election of ten Directors;

                  2. Ratification and approval of the appointment of Deloitte & Touche LLP as our independent public accountants for our fiscal year ending December 31, 2003; and

                  3. Any other business as may properly come before the meeting or any adjournments thereof.

         Only stockholders of record at the close of business on April 1, 2003 are entitled to notice of and to vote at the Annual Meeting.

         It is important that your shares be represented at the Annual Meeting regardless of whether you plan to attend. THEREFORE, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. If you are present at the Annual Meeting, and wish to do so, you may revoke your proxy and vote in person.

                                            By Order of the Board of Directors,


                                            /s/ James F. Westmoreland
                                            -----------------------------------
                                            James F. Westmoreland
                                            Secretary


Houston, Texas
April 1, 2003

                                TABLE OF CONTENTS


SOLICITATION AND REVOCABILITY OF PROXIES..........................................................................1

PURPOSES OF THE MEETING...........................................................................................2

QUORUM AND VOTING.................................................................................................2

PROPOSAL NUMBER 1: ELECTION OF DIRECTORS..........................................................................3

PROPOSAL NUMBER 2: RATIFICATION AND APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS....................................7

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS...........................................................8

EXECUTIVE COMPENSATION............................................................................................9

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS...................................................11

SUMMARY COMPENSATION TABLE.......................................................................................14

CUMULATIVE TOTAL RETURN PERFORMANCE GRAPH........................................................................16

TRANSACTIONS WITH KEYSPAN........................................................................................17

TRANSACTIONS BETWEEN THE COMPANY AND MANAGEMENT..................................................................20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................24

COMPLIANCE WITH SECTION 16(a)....................................................................................26

PROPOSAL OF STOCKHOLDERS.........................................................................................26

FINANCIAL INFORMATION............................................................................................26

APPENDIX A - AMENDED AND RESTATED AUDIT COMMITTEE CHARTER.......................................................A-1

                         THE HOUSTON EXPLORATION COMPANY
                           1100 LOUISIANA, SUITE 2000
                              HOUSTON, TEXAS 77002


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS


                             TO BE HELD MAY 15, 2003


         The Board of Directors of The Houston Exploration Company solicits the accompanying proxy, to be voted at the Annual Meeting of Stockholders to be held on Thursday, May 15, 2003, at 10:00 a.m., local time, at the DoubleTree Hotel--Allen Center, 400 Dallas Street, Houston, Texas 77002, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournments of the Annual Meeting. In this Proxy Statement, unless the context requires otherwise, when we refer to "we," "us" or "our," we are describing The Houston Exploration Company.

                    SOLICITATION AND REVOCABILITY OF PROXIES

         If you complete and submit your proxy, the shares represented by your proxy will be voted at the Annual Meeting in accordance with your instructions. If you submit a proxy, but you do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted as follows:

         o FOR the election of the nominees for director set forth in "Proposal Number 1: Election of Directors" on page 3; and

         o FOR ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the fiscal year ending December 31, 2003.

In addition, if other matters come before the Annual Meeting, the persons named as proxies have discretionary authority to vote on those matters in accordance with their best judgment. The Board of Directors is not currently aware of any other matters.

         You have the right to revoke your proxy at any time prior to its exercise, either in person at the Annual Meeting or by written notice addressed to Secretary, The Houston Exploration Company, 1100 Louisiana, Suite 2000, Houston, Texas 77002. Your revocation of your proxy by written notice will be effective only if the Secretary receives the notice prior to the day of the Annual Meeting or the inspector of election receives the notice at the Annual Meeting.

         Our principal executive offices are located at 1100 Louisiana, Suite 2000, Houston, Texas 77002. We are mailing this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy to our stockholders on or about April 10, 2003.

         In addition to the solicitation of proxies by use of this Proxy Statement, our directors, officers and employees may solicit the return of proxies by mail, personal interview, telephone or facsimile. We will not pay additional compensation to our officers and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts. We will request that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of stock registered in their names.

         We will bear all costs of preparing, printing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed form of proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation.

                             PURPOSES OF THE MEETING

         At the Annual Meeting, we will ask our stockholders to consider and act upon the following matters:

                  1.       Election of ten Directors;

                  2. Ratification and approval of the appointment of Deloitte & Touche LLP as independent public accountants for our fiscal year ending December 31, 2003; and

                  3. Any other business as may properly come before the meeting or any adjournments thereof.

                                QUORUM AND VOTING

         Our board of directors has fixed the close of business on April 1, 2003 as the record date. Only stockholders of record as of the record date will be entitled to vote at the Annual Meeting and any adjournments thereof. As of the record date, we had issued and outstanding 30,965,118 shares of common stock, par value $0.01 per share.

         Each holder of record of common stock will be entitled to one vote per share on each matter that is called to vote at the Annual Meeting. Stockholders may not vote shares of common stock cumulatively.

         The holders of a majority of the outstanding shares of common stock must be present, either in person or by proxy, to constitute a quorum at the Annual Meeting. We will count abstentions and broker non-votes for purposes of determining whether a quorum is present.

         Our bylaws require a plurality vote for the election of Directors in Proposal Number 1. Accordingly, if a quorum is present at the Annual Meeting, the ten nominees receiving the greatest number of votes will be elected to serve as Directors. Withholding authority to vote for a Director nominee and broker non-votes in the election of Directors will not affect the outcome of the election of Directors.

         The vote of the majority of the shares present or represented at the Annual Meeting and entitled to vote will decide all other matters to be voted on at the Annual Meeting. On other matters, an abstention will have the same effect as a negative vote, but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

         John H. Karnes and James F. Westmoreland will vote all proxies that are properly completed, signed and returned prior to the Annual Meeting as directed by you. At any time before the vote, you may revoke your proxy by:

         o filing with the Secretary of Houston Exploration an instrument revoking the proxy,

         o        executing and returning a proxy bearing a later date; or

         o attending the Annual Meeting and expressing a desire to vote your shares of common stock in person.

         The Bank of New York, our transfer agent and registrar, will count the votes.

                               PROPOSAL NUMBER 1:
                              ELECTION OF DIRECTORS

         Our Board of Directors has nominated each of the persons named below for election as a Director until the 2004 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. The ten nominees for election as Directors who receive the most votes cast at the Annual Meeting will be elected as Directors. All of the nominees listed below are current members of our Board of Directors. In October 2002, Russell D. Gordy retired from our Board. Mr. Gordy served as a director of our company since 1986 and we extend our gratitude for the long and valued service Mr. Gordy provided to both our company and the Board. Harold R. Logan, Jr. was appointed as a member of our Board on December 20, 2002 and serves as a member of the Audit Committee.

         If, at the time of or prior to the Annual Meeting, any of the nominees is unable or declines to serve, the persons named as proxies may use the discretionary authority provided in the proxy to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

NOMINEES FOR ELECTION AS DIRECTORS

         The names of the nominees for election as Directors, and additional information with respect to each of them, are set forth below.

      NAME                 AGE          DIRECTOR SINCE            OFFICE
      ----                 ---          --------------            ------
Robert B. Catell            66               1986           Chairman of the Board
Gordon F. Ahalt             75               1996           Director
David G. Elkins             61               1999           Director
Robert J. Fani              49               2002           Director
William G. Hargett          53               2001           Director
Harold R. Logan, Jr.        58               2002           Director
Gerald Luterman             59               2000           Director
H. Neil Nichols             65               2000           Director
James Q. Riordan            75               1996           Director
Donald C. Vaughn            67               1997           Director

         Robert B. Catell has been Chairman of the Board of Directors since 1986. Mr. Catell is the Chairman and Chief Executive Officer of KeySpan Corporation, a diversified energy provider, and has held this position since July 1998. KeySpan owns approximately 56% of the shares our common stock. Mr. Catell joined KeySpan's subsidiary, The Brooklyn Union Gas Company, in 1958 and was elected Assistant Vice President in 1974, Vice President in 1977, Senior Vice President in 1981 and Executive Vice President in 1984. Mr. Catell was elected Brooklyn Union's Chief Operating Officer in 1986 and President in 1990. Mr. Catell served as President and Chief Executive Officer of Brooklyn Union from 1991 to 1996 when he was elected Chairman and Chief Executive Officer and held these positions until the formation of KeySpan in May 1998 through the combination of Brooklyn Union's parent company, KeySpan Energy Corporation, and certain assets of Long Island Lighting Company. Mr. Catell serves on the Boards of Alberta Northeast Gas, Ltd., Boundary Gas Inc., Taylor Gas Liquids Fund, Ltd., Edison Electric Institute, New York State Energy Research and Development Authority, Independence Community Bank Corp., Business Council of New York State, Inc., New York City Partnership and the Long Island Association. Mr. Catell received both his Bachelor's and Master's Degrees in Mechanical Engineering from City College of New York. He holds a Professional Engineer's License in New York State, and attended Columbia University's Executive Development Program and Harvard Business School's Advanced Management Program.

         Gordon F. Ahalt has been a Director since 1996. Mr. Ahalt has been President of G.F.A. Inc., a petroleum industry financial and management consulting firm, since 1982. Mr. Ahalt was a consultant to Brooklyn Union until May 1998. He was most recently a consultant to W.H. Reaves Co., Inc., an asset manager specializing in large cap petroleum, public utilities and telecommunication equities. Mr. Ahalt serves as a Director for the Bancroft and

Ellsworth Convertible Funds, which specializes in convertible bond and debenture funds, and Cal Dive International, an offshore oil field service company that provides subsea construction, inspection, maintenance, repair and salvage services. Mr. Ahalt received a B.S. in Petroleum Engineering in 1951 from the University of Pittsburgh, attended New York University's Business School and is a graduate of Harvard Business School's Advanced Management Program. He worked for Amoco Corporation from 1951 to 1955, Chase Manhattan Bank from 1955 to 1972, White Weld & Co., Inc. from 1972 to 1973, and Chase Manhattan Bank from 1974 through 1976, and served as President and Chief Executive Officer of International Energy Bank London from 1977 through 1979 and as Chief Financial Officer of Ashland Oil Inc. from 1980 through 1981.

         David G. Elkins has been a director since July 27, 1999. In January of 2003, Mr. Elkins retired as President and Co-CEO of Sterling Chemicals, Inc., a chemicals producing company. Sterling Chemicals commenced voluntary reorganization proceedings under Chapter 11 of the Bankruptcy Code in July 2001 and successfully emerged in December 2002. Prior to joining Sterling Chemicals in 1998, Mr. Elkins was a senior partner in the law firm of Andrews & Kurth L.L.P. where he specialized in corporate and business law, including mergers and acquisitions, securities law matters and corporate governance matters. Mr. Elkins serves as a director of Sterling Chemicals, Inc., Guilford Mills, Inc. and Memorial Hermann Hospital System. He received his J.D. degree from Southern Methodist University in 1968.

         Robert J. Fani was elected to our Board of Directors in May 2002. Mr. Fani was elected President -Energy Assets and Supply of KeySpan in 2003. Mr. Fani joined KeySpan's subsidiary, The Brooklyn Union Gas Company, in 1976 and has held a variety of management positions. Prior to his election as President of KeySpan Energy Assets and Supply, he was President of Energy Services and Supply since July 2001. Prior to that he was Executive Vice President Strategic Services. From 1996 to 2000, he was Senior Vice President, Marketing and Sales/Strategic Marketing. Currently, Mr. Fani oversees KeySpan's electric services business unit, its gas supply and energy management group, as well as its asset management and development group. Mr. Fani is a trustee with City College of New York and Neighborhood Housing Association and a director of the Gas Technology Institute. Mr. Fani received a B.S. in mechanical engineering from City College of New York in 1976, an M.B.A. from St. John's University in 1982 and a J.D. from New York Law School in 1986.

         William G. Hargett was appointed President and Chief Executive Officer and a Director on April 4, 2001. From May 5, 1999 until August 29, 2000, Mr. Hargett was President-North America of Santa Fe Snyder Corporation. Prior to that he was President and Chief Operating Officer and a director of Snyder Oil Corporation. Prior to joining Snyder Oil Corporation in April of 1997, Mr. Hargett served as President of Greenhill Petroleum Corporation, the U.S. oil and gas subsidiary of Australian-based Western Mining Corporation from 1994 to 1997, Amax Oil & Gas, Inc. from 1993 to 1994 and North Central Oil Corporation from 1988 to 1993. Mr. Hargett was employed in various exploration capacities by Tenneco Oil Corporation from 1974 to 1988 and Amoco Production Company from 1973 to 1974. Mr. Hargett earned a B.S. and an M.S. from the University of Alabama.

         Harold R. Logan, Jr., was appointed to our Board of Directors on December 20, 2002. Mr. Logan is presently Director and Chairman of the Finance Committee of the Board of Directors of TransMontaigne, Inc. and from 1995 through 2002 he was the Chief Financial Officer, Executive Vice President and Treasurer and a Director of TransMontaigne. From 1985 to 1994, Mr. Logan was Senior Vice President/Finance and a Director of Associated Natural Gas Corporation. Prior to joining Associated Natural Gas Corporation, Mr. Logan was with Dillon, Read & Co. Inc. and Rothschild, Inc. In addition, Mr. Logan is a Director of Suburban Propane Partners, L.P., Graphic Packaging Corporation, and Rivington Capital Advisors LLC. Mr. Logan received a B.S. in Economics from Oklahoma State University and an M.B.A. - Finance from Columbia University Graduate School of Business.

         Gerald Luterman has been a Director since May 2000. Mr. Luterman is Executive Vice President and Chief Financial Officer of KeySpan. He joined KeySpan in August 1999 as Senior Vice President and Chief Financial Officer. Prior to being appointed to his position at KeySpan, Mr. Luterman was the Chief Financial Officer of barnesandnoble.com, an internet bookstore, from February 1999 to August 1999; the Senior Vice President and Chief Financial Officer of Arrow Electronics, Inc., a distributor of electronic components and computer products, from April 1996 to February 1999. Prior to that, from 1985 to 1996, Mr. Luterman held executive positions with American Express, including Executive Vice President and Chief Financial Officer of the Consumer Card Division from 1991 to 1996. Mr. Luterman is a Canadian Chartered Accountant and received an MBA from Harvard Business School.

         H. Neil Nichols has been a Director since May 2000. Mr. Nichols is Senior Vice President of Corporate Development and Asset Management for KeySpan and has held this position since March 1999. Mr. Nichols also serves as President of KeySpan Energy Development Corporation, a subsidiary of KeySpan, a position to which he was elected in March 1998. Prior to joining KeySpan in 1997, Mr. Nichols was an owner and President of Corrosion Interventions Ltd., a company based in Toronto, Canada, from 1996 to 1997 and Chairman, President, and Chief Executive Officer of Battery Technologies, Inc., from 1993 to 1995. Mr. Nichols began his career in the natural gas industry with TransCanada PipeLines Limited in 1956 and held various development positions until 1973 at which time he became Treasurer of TransCanada, serving as Treasurer until 1977. From 1977 to 1981, Mr. Nichols was Vice President of Finance and Treasurer of TransCanada, Senior Vice President of Finance from 1981 to 1983, Senior Vice President of Finance and Chief Financial Officer from 1983 to 1988 and Executive Vice President from 1988 to 1989. Mr. Nichols currently is a director of various KeySpan subsidiaries and is a member of the Board of Directors of Taylor Gas Liquids, the Interstate National Gas Association of America and KeySpan Energy Canada. Mr. Nichols is a Certified Management Accountant and a member of the Financial Executives Institute.

         James Q. Riordan has been a Director since 1996 and was a Director of KeySpan from May 1998 until his retirement in May 2002. Mr. Riordan is the retired Vice Chairman and Chief Financial Officer of Mobil Corp. He joined Mobil Corp. in 1957 as Tax Counsel and was named Director and Chief Financial Officer in 1969. Mr. Riordan served as Vice Chairman of Mobil Corp. from 1986 until his retirement in 1989. He joined Bekaert Corporation in 1989 and was elected its President, and served as President until his retirement in 1992. Mr. Riordan is a Director of Tri-Continental Corporation; Director/Trustee of the mutual funds in the Seligman Group of investment companies; Trustee for the Committee for Economic Development and The Brooklyn Museum; and Member of the Policy Council of the Tax Foundation.

         Donald C. Vaughn has been a Director since 1997 and is retired Vice Chairman of Halliburton Company, an oilfield services company, where he served in that capacity from the time Dresser Industries, Inc. merged with Halliburton in 1998 until his retirement on March 31, 2001. Prior to the merger, Mr. Vaughn was President, Chief Operating Officer and member of the board of directors of Dresser starting in 1996. Prior to his appointment as President and Chief Operating Officer of Dresser, Mr. Vaughn served as Executive Vice President of Dresser, responsible for Dresser's Petroleum Products and Services and Engineering Services Segment, from November 1995 to December 1996; Senior Vice President of Operations of Dresser from January 1992 to November 1995; and Chairman, President and Chief Executive Officer of The M.W. Kellogg Company, an international engineering and construction company, from November 1983 to June 1996. Mr. Vaughn joined M.W. Kellogg in 1958 and is a registered professional engineer in the State of Texas. He has been recognized as a distinguished engineering alumnus of Virginia Polytechnic Institute, from which he holds a B.S. in civil engineering. Mr. Vaughn serves as a director of SHAWCOR Ltd., a publicly traded Canadian oil service company.

         OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE TEN NOMINEES. PROXIES EXECUTED AND RETURNED WILL BE VOTED FOR ALL TEN NOMINEES UNLESS THE PROXY SPECIFIES OTHERWISE.

DIRECTORS' MEETINGS AND COMPENSATION

         During 2002, our Board of Directors met 13 times and took additional actions by unanimous written consent in lieu of meetings. During 2002, no Director attended fewer than 75 percent of the aggregate number of meetings of our Board of Directors and meetings of committees on which the director served.

         We pay each outside Director a fee of $5,000 per calendar quarter and $1,000 per board meeting and $1,000 per committee meeting attended. We pay chairmen of committees of our Board of Directors an additional fee of $500 per committee meeting. These fees are payable in cash or, at the option of the Director, may be deferred in an unfunded phantom stock or interest-bearing account, pursuant to our Deferred Compensation Plan for Non-Employee Directors.

         In addition to these fees, each person who becomes a non-employee Director receives an option to purchase 5,000 shares of our common stock on the date of his or her election to the Board. On September 20 of each year, or the next following business day, we grant to each non-employee Director a non-qualified option to purchase 2,000 shares of our common stock. Options granted to non-employee Directors are priced at the closing price of our common stock as reported on the NYSE on the date of grant and are fully vested and exercisable on the date of grant. Prior to the adoption of the 1999 Non-Qualified Stock Option Plan in October 1999, we made all grants to non-employee Directors under the 1996 Stock Option Plan, and prior to the adoption of the 2002 Long-Term Incentive Plan in January 2002, we made all grants to non-employee Directors under the 1999 Non-Qualified Stock Option Plan. For a description of our stock plans, please read pages 18 and 19, "Executive Compensation -- 1996 Stock Option Plan, 1999 Non-Qualified Stock Option Plan and 2002 Long-Term Incentive Plan."

         BOARD COMMITTEES

         Our Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

COMMITTEE                                                                                            MEETINGS
AND MEMBERS                        FUNCTIONS                                                          IN 2002

The Executive Committee

Robert B. Catell, Chairman         o   During intervals between meetings of the Board of                 1
Gordon Ahalt                           Directors, exercise all of the powers of the Board of
William G. Hargett                     Directors in the management or direction of our business
                                       and affairs, except as reserved to the
                                       Board of Directors, delegated to another
                                       committee or prohibited by the bylaws or
                                       applicable law.

The Audit Committee

James Q. Riordan, Chairman         o   Provide assistance to the Board of Directors in                   7
Gordon F. Ahalt                        fulfilling its responsibilities relating to corporate
David G. Elkins                        accounting and reporting practices;
Harold R. Logan, Jr.               o   Maintain a direct line of communication between the Board
                                       of Directors and our independent public accountants; and
                                   o   Perform other functions as may be prescribed with respect
                                       to audit committees under applicable
                                       rules, regulations and policies of The
                                       New York Stock Exchange, Inc.

The Compensation Committee

Robert B. Catell, Chairman         o   Administer our incentive stock option plans; and                  9
James Q. Riordan                   o   Make recommendations, determine and authorize the amount,
Gordon F. Ahalt                        terms and conditions of payment of any and all forms of
                                       compensation for our directors, officers, employees and
                                       agents.
The Nominating and Corporate
Governance Committee

David G. Elkins, Chairman          o   Develops and implements policies and practices relating          --
Robert J. Fani                         to corporate governance; and
Donald C. Vaughn                   o   Develops and reviews information for candidates for the
                                       Board of Directors.

         From time to time our Board may establish a Special Committee comprised of "outside" Directors who are considered independent and not affiliated with KeySpan. The Special Committee's primary purpose is to review and negotiate proposed related party transactions where a conflict of interest may be perceived to exist, including transactions involving KeySpan. During 2002, our Board established a Special Committee on three occasions to review certain transactions with KeySpan. Mr. Vaughn served as Special Committee Chairman for all three committees. Mr. Elkins and former Director Mr. Russell D. Gordy were members of the first two Special Committees and Mr. Elkins and Mr. Logan, Jr. were members of the third Special Committee.

                               PROPOSAL NUMBER 2:
           RATIFICATION AND APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

         Our Board of Directors has appointed the firm of Deloitte & Touche LLP as our independent public accountants to make an examination of our accounts for the fiscal year ending December 31, 2003. This appointment will only be effective once ratified by our stockholders.

         In accordance with the recommendations of its Audit Committee, the Board of Directors recommends that the shareholders ratify the appointment of the firm of Deloitte & Touche, independent public accountants, to audit the books, records and accounts of The Houston Exploration Company and its subsidiary for the year ending December 31, 2003.

         Arthur Andersen LLP served as our independent public accountants from 1986, our first year of operations, through March 2002. On March 29, 2002, our Board of Directors, upon recommendation of the Audit Committee, determined not to renew the engagement of Arthur Andersen and appointed Deloitte & Touche as independent public accountants.

         During the two fiscal years and the subsequent interim period through March 29, 2002 preceding the decision not to renew the engagement of Arthur Andersen, there was no report on the financial statements of our company by Arthur Andersen which contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the two fiscal years and the subsequent interim period through March 29, 2002 preceding the decision not to renew the engagement of Arthur Andersen, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen, would have caused the firm to make reference to the subject matter of such disagreements in connection with its report.

         Representatives of Deloitte & Touche LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS

         The following table provides a summary of fees for professional services preformed by Deloitte & Touche for the audit of our financial statements for the year ended December 31, 2002 and for the re-audit of our financial statements for the year ended December 31, 2001, together with, fees billed for other services performed by Deloitte & Touche during 2002.

Audit fees
    Year ended December 31, 2002                            $200,000
    Year ended December 31, 2001                             190,000
                                                            --------
       Total audit fees                                      390,000

Financial information systems design and implementation           --
All other fees(1)                                             90,130
                                                            --------

Total fees                                                  $480,130
                                                            ========

----------
(1) Includes: (i) the audit of our 401(k) Plan - $25,000; (ii) review of our Employee Incentive Annual Compensation bonus calculation - $20,000; (iii) assurance services provided in connection with SEC registration statements
     - $21,850; (iv) review of accounting associated with the implementation of our Deferred Compensation Plan - $12,750; (v) review of our acquisition of KeySpan joint venture assets - $8,500 (see page 17 "Transactions with KeySpan"); and (vi) review of our accounting under Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" - $2,030.

         The Audit Committee has reviewed the nature and scope of the services provided by Deloitte & Touche and considers the services provided to have been compatible with the maintenance of Deloitte & Touche's independence throughout its service to our company.

         The Audit Committee has determined that the scope of services to be provided by Deloitte & Touche in 2003 will generally be limited to audit and audit related services and tax services. The Audit Committee will expressly approve the provision of any services by Deloitte & Touche outside the scope of the foregoing services.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL
           NUMBER 2. PROXIES EXECUTED AND RETURNED WILL BE VOTED "FOR"
             PROPOSAL NUMBER 2 UNLESS THE PROXY SPECIFIES OTHERWISE

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Committee operates pursuant to a charter that was last amended and restated by the Board in January 2003 and attached hereto as Exhibit A. As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, and for the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

         The Board of Directors has determined that all members of the Audit Committee are "independent" as that term is defined by the listing standards of The New York Stock Exchange whereby an independent director is one who has no relationship to the Company that may interfere with the exercise of his independence from management and the Company. The Board of Directors has determined that all Audit Committee members are financially literate and that one or more members of the Audit Committee has accounting or related financial management expertise.

         The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including the issue of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or the Company's auditors are in fact "independent".

         The Committee met seven times during 2002. The Committee's meetings include, whenever appropriate, executive sessions with the Company's independent auditors without the presence of the Company's management.

         In performing its oversight function, the Committee has reviewed and discussed with management and the independent auditors the annual audited financial statements and quarterly operating results prior to their issuance. During 2002, management advised the Committee that the financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclose issues with the Committee. These reviews included discussion with independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented. The Committee has also received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect.

         Based on its reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

         The following members of the Audit Committee have given this report:

         James Q. Riordan -- Chairman
         Gordon F. Ahalt
         David G. Elkins
         Harold R. Logan, Jr.

         This report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we specifically incorporate the Audit Committee Report by reference, and will not otherwise be deemed filed under the Acts.



                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

         The following information concerns our executive officers, including the business experience of each during the past five years.

            NAME                   AGE      EXECUTIVE SINCE                      OFFICE
            ----                   ---      ---------------                      ------
William G. Hargett                 53             2001           President and Chief Executive

Charles W. Adcock                  49             1996           Senior Vice President and General Manager -
                                                                    Offshore Division

John H. Karnes                     43             2002           Senior Vice President and Chief Financial
                                                                    Officer

Steven L. Mueller                  50             2001           Senior Vice President and General Manager -
                                                                    Onshore Division

Tracy Price                        44             2001           Senior Vice President - Land

Roger B. Rice                      58             2002           Vice President - Human Resources and
                                                                    Administration

Thomas E. Schwartz                 46             1990           Vice President - Geophysics

James F. Westmoreland              47             1986           Vice President, Chief Accounting Officer and
                                                                    Secretary


         William G. Hargett was appointed President and Chief Executive Officer and a Director on April 4, 2001. From May 5, 1999 until August 29, 2000, Mr. Hargett was President-North America of Santa Fe Snyder Corporation. Prior to that he was President and Chief Operating Officer and a director of Snyder Oil Corporation. Prior to joining Snyder Oil Corporation in April of 1997, Mr. Hargett served as President of Greenhill Petroleum Corporation, the U.S. oil and gas subsidiary of Australian-based Western Mining Corporation from 1994 to 1997, Amax Oil & Gas, Inc. from 1993 to 1994 and North Central Oil Corporation from 1988 to 1993. Mr. Hargett was employed in various exploration capacities by Tenneco Oil Corporation from 1974 to 1988 and Amoco Production Company from 1973 to 1974. Mr. Hargett earned a B.S. and an M.S. from the University of Alabama.

         Charles W. Adcock was appointed Senior Vice President and General Manager - Offshore Division effective October 1, 2001. From April 2000 to October 2001, Mr. Adcock served as Senior Vice President - Operations and Engineering. Mr. Adcock held the position of Vice President--Project Development from September 1996 until April 2000. Mr. Adcock held the same position, Vice President--Project Development, with Fuel Resources, Inc., a subsidiary of Brooklyn Union that previously owned our onshore properties, from 1993 to 1996. Prior to joining Fuel Resources, Inc., Mr. Adcock worked at NERCO Oil & Gas as Reservoir Engineering Specialist. Prior to NERCO, he held various engineering positions with Apache, ANR Production and Aminoil U.S.A. Mr. Adcock is a Registered Professional Engineer in the State of Texas, and received his B.S. in Civil Engineering from Texas A&M University and an M.B.A. from the University of St. Thomas.

         John H. Karnes was appointed Senior Vice President and Chief Financial Officer effective November 18, 2002. Prior to joining Houston Exploration, Mr. Karnes was Vice President and General Counsel for Encore Acquisition Company of Fort Worth, Texas since January 2002. During 2000 and 2001, Mr. Karnes was Executive Vice President and Chief Financial Officer of CyberCash, Inc., an internet payment software and services provider. Mr. Karnes also served as Chief Operating Officer of CyberCash during the break up and sale of its operating divisions through a pre-packaged Chapter 11 bankruptcy proceeding in 2001. Mr. Karnes was Vice President and General Counsel of Snyder Oil Corporation, an independent oil and gas exploration and production company, during 1998 and 1999. Prior to joining Snyder in 1998, Mr. Karnes was Divisional President/Corporate Senior Vice President at FIRSTPlus Financial Corporation, a consumer finance and mortgage company. Mr. Karnes has Juris Doctorate from Southern Methodist University School of Law and a Bachelor in Business Administration - Accounting from the University of Texas at Austin.

         Steven L. Mueller was appointed to the newly created position of Senior Vice President and General Manager - Onshore Division effective October 22, 2001. Prior to joining Houston Exploration, Mr. Mueller had been Senior Vice President - Exploration and Production for Belco Oil and Gas Corp. Mr. Mueller joined Belco Oil and Gas Corp. in 1996 and held various senior management positions involving oil and gas exploration. From 1992 to 1996 Mr. Mueller was Exploitation Vice President for American Exploration Company. From 1988 to 1992, Mr. Mueller was Exploration Manager - South Louisiana for Fina Oil and Chemical Company. Mr. Mueller began his career with Tenneco Oil Corporation in 1975 and held various geological and engineering positions with Tenneco from 1975 to 1988. Mr. Mueller received his B.S. in Geological Engineering from the Colorado School of Mines in 1975.

         Tracy Price was appointed Senior Vice President - Land effective July 16, 2001. Prior to joining Houston Exploration, Mr. Price had been Manager of Land and Business Development for Newfield Exploration Company since September 1990. From 1986 to 1990, Mr. Price was Land Manager with Apache Corporation. Prior to joining Apache Corporation, Mr. Price served as Senior Landman for Challenger Minerals Inc. from 1983 to 1986 and worked as a landman for Phillips Petroleum Company from 1981 to 1983. He received his B.B.A. in Petroleum Land Management from The University of Texas.

         Roger B. Rice was appointed to the newly created position of Vice President - Human Resources and Administration effective March 1, 2002. Mr. Rice has worked as a paid consultant for Houston Exploration since June 2001. Prior to joining Houston Exploration, Mr. Rice was Vice President and General Manager for Santa Fe Snyder Corporation from 1999 to 2001 where he was responsible for all onshore exploration and production activities in Texas and New Mexico. Mr. Rice had been Vice President - Human Resources with Snyder Oil Corporation from 1997 until its merger with Santa Fe Resources in 1999. From 1992 to 1997, Mr. Rice was Vice President Human Resources and Administration with Apache Corporation. From 1989 to 1992, he was Managing Consultant with Barton Raben, Inc., an executive search and consulting firm specializing in the energy industry. Previously, Mr. Rice was Vice President Administration for The Superior Oil Company and held various management positions with Shell Oil Company. He earned his B.A. and M.B.A. from Texas Technological University.

         Thomas E. Schwartz has been Vice President - Geophysics since May 1998. Prior to his appointment to Vice President, Mr. Schwartz was a senior offshore geophysicist for us from 1990 to 1998. From 1984 until 1990, Mr. Schwartz held the positions of senior geologist and senior geophysicist for Sonat Exploration Company. Prior to joining Sonat Exploration Company, he was an explorationist with Eason Oil Company from 1980 to 1984. Mr. Schwartz received his B.S. in Geology from the University of New Orleans.

         James F. Westmoreland has been Vice President, Chief Accounting Officer and Secretary since October 1995 and was Vice President and Comptroller from 1986 to 1995. Mr. Westmoreland was supervisor of natural gas and oil accounting at Seagull from 1983 to 1986. Mr. Westmoreland holds a B.B.A. in Accounting from the University of Houston.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation Committee of our Board of Directors currently consists of Gordon F. Ahalt, Robert B. Catell and James Q. Riordan, none of whom are employees of Houston Exploration. Mr. Catell is Chairman and Chief Executive Officer of KeySpan. Mr. Riordan served on KeySpan's Board of Directors from 1998 until his retirement in May 2002. Mr. Ahalt has not been affiliated with KeySpan since the termination of his consulting agreement in May 1998. The Compensation Committee is responsible for evaluating the performance of management, determining the compensation for our officers, employees and agents, administering our 1996 Stock Option Plan, 1999 Non-Qualified Stock Option Plan and 2002 Long-Term Incentive Plan under all of which we may make grants to our employees, and approving and administering any loan to, guarantee of any obligation of, or other assistance to any of our employees.

         The Committee has furnished the following report on executive compensation for 2002:

         Compensation Policies for Executive Officers

         Under the supervision of the Committee, we have developed a compensation policy that is designed to attract and retain key executives responsible for our success and to motivate management to enhance long-term stockholder value. The annual compensation package for executive officers primarily consists of:

         o a cash salary that reflects the responsibilities relating to the position and individual performance;

         o long-term stock-based incentive awards that strengthen the mutuality of interests between the executive officers and our stockholders; and

         o variable performance awards payable in cash or stock and tied to the individual's or our achievement of various goals or milestones.

         In determining the level and composition of compensation of each of our executive officers, the Committee takes into account various qualitative and quantitative indicators of corporate and individual performance. The Committee generally seeks to set salaries competitive with those of peer group companies and employs an independent compensation consulting firm to assist in its analysis. In setting the salaries, the Committee considers our peer group to be independent oil and gas exploration and production companies with a similar mix of offshore and onshore operations. For 2002, this peer group includes the same companies comprising the peer group reflected in the performance graph in this proxy statement.

         Base compensation is established through negotiation between us and the executive officer at the time we hire the executive, and then subsequently adjusted when the officer's base compensation is subject to review or reconsideration. While we have entered into employment agreements with all of our executive officers, the agreements provide that base salaries may be increased at the Committee's discretion pursuant to annual reviews. When establishing or reviewing base compensation levels for each executive officer, the Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to our company, strategic goals for which the executive has responsibility, and compensation levels of peer group companies. No pre-determined weights are given to any one of the factors.

         In addition to each executive officer's base compensation, the Committee may award cash bonuses, grants under the 1996 Stock Option Plan or the 2002 Long-Term Incentive Plan and variable performance awards to chosen executive officers depending on the extent to which defined personal and common performance goals are achieved. The corporate performance goals are the same as those discussed above. Stock-based performance awards are consistent with the Committee's emphasis on exchanging annual incentive compensation for enhanced long-term incentives linked to stockholder value creation.

         All our employees, including our executive officers, are eligible to receive long-term stock-based incentive awards under the 1996 Stock Option Plan and the 2002 Long-Term Incentive Plan, and all employees, excluding executive officers, are eligible to receive long-term stock-based incentive awards under the 1999 Non-Qualified Stock Option Plan as a means of providing these individuals with a continuing proprietary interest in the company. These grants further the mutuality of interest between our employees and our stockholders by providing significant incentives for these employees to achieve and maintain high levels of performance. These Stock Option Plans enhance our ability to attract and retain the services of qualified individuals. Factors considered in determining whether the awards are granted to an executive officer include the executive's position, his or her performance and responsibilities, the amount of options, if any, currently held by the officer, the vesting schedules of any of the options and the executive officer's other compensation. Although the Committee does not adhere to any firmly established formulas or schedules for the issuance of awards such as options or restricted stock, the Committee will generally tailor the terms of any grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years or tying the vesting dates to particular corporate or personal milestones.

         On October 26, 1999, our Board of Directors established a change of control plan pursuant to which all our employees, including our executive officers, will be entitled to receive, upon a change of control (as defined in the plan) a "stay-on" bonus in the amount of 125% of the employee's regular target bonus percentage multiplied by the employee's annual salary. In addition, a change of control will cause all stock options, phantom stock and other employee benefits to become fully vested.

         Chief Executive Compensation.

         Effective April 4, 2001, Mr. Hargett became our Chief Executive Officer and President. On that date, we entered into an employment agreement with Mr. Hargett, which was amended on May 17, 2002 to provide that in the event of the sale of all or substantially all of the assets of our company or the acquisition by any person other than KeySpan of a majority of the outstanding common stock of our company, Mr. Hargett will be paid an amount between $3,000,000 and $7,500,000, with the exact amount to be determined according to a formula set forth in the agreement, which is based either on the acquisition stock price or the transaction value. For the year ended December 31, 2002, Mr. Hargett's annual compensation was comprised of :

         o A base salary of $433,000 for 2002. Mr. Hargett's annual base salary was increased effective October 1, 2002 to $450,000 per year from $425,000 per year for the period October 1, 2001 through September 30, 2002;

         o A long-term stock-based incentive award of 95,000 non-qualified stock options granted on October 16, 2002 at an exercise price of $30.10 per share. Mr. Hargett's 2002 stock option grant was made pursuant to the terms of the 2002 Long-Term Incentive Plan. Options were granted at the closing price of our common stock as reported by the NYSE on the date of grant. The options expire 10 years from the grant date and vest in one-fifth increments on each of the first five anniversaries of the grant date; and

         o An annual incentive cash bonus of 70% of base salary if certain pre-established financial targets are achieved for the year. For 2002, Mr. Hargett achieved 97% of his targeted objectives and his year-end base salary rate of $450,000 was used in calculating his bonus award for 2002, and accordingly, he earned a cash bonus of $306,000.

         Section 162(m) of the Internal Revenue Code of 1986, as amended

         Section 162(m) of the Code, added by the Revenue Reconciliation Act of 1993, places a $1 million per executive cap on the deductible compensation that can be paid to executives of publicly-traded corporations. Amounts that qualify as "performance based" compensation under Section 162(m)(4)(c) of the Code are exempt from the cap and do not count toward the $1 million limit if certain requirements are satisfied. Although our compensation policy is generally designed to correlate compensation to performance, certain payments may not meet Code requirements because they allow our Committee and Board to exercise discretion in setting compensation. Generally, stock options will qualify as performance based compensation. The Committee has discussed and considered and will continue to evaluate the potential impact of Section 162(m) on us in making compensation determinations, but has not established a set policy with respect to future compensation determinations.

         The following members of the Compensation Committee have given report:

         Robert B. Catell -- Chairman
         Gordon F. Ahalt
         James Q. Riordan

         This report of the Compensation Committee is not deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and is not otherwise deemed filed under these Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Robert B. Catell, a member of the Compensation Committee, is Chairman of the Board and Chief Executive Officer of KeySpan. Mr. Riordan, a member of the Compensation Committee, was a member of KeySpan's Board of Directors from 1998 until his retirement on May 9, 2002. KeySpan owns approximately 56% of our common stock and is a party to transactions with us which are described below.

SUMMARY COMPENSATION TABLE

         The following table sets forth summary information concerning the compensation we paid or accrued during each of the last three fiscal years to our Chief Executive Officer and each of our four other most highly compensated executive officers (collectively, the "Named Executive Officers"):

                                                                                       LONG-TERM COMPENSATION
                                                                            ----------------------------------------------
                                                                            RESTRICTED       SECURITIES
                                                  ANNUAL COMPENSATION(1)       STOCK         UNDERLYING          LTIP
NAME AND PRINCIPAL POSITION                YEAR   SALARY($)     BONUS($)    AWARDS($)(2)    OPTIONS(#)(3)    PAYOUTS($)(4)
---------------------------                ----   ---------    ---------    ------------    -------------    -------------
William G. Hargett .....................   2002   $ 433,000    $ 306,000    $         --         95,000        $      --
   President and Chief Executive           2001     299,000      321,100         256,000        158,000               --
   Officer                                 2000          --           --              --             --               --

Charles W. Adcock ......................   2002     235,000      131,000              --         39,000               --
   Senior Vice President and General       2001     213,000      304,000              --         47,619           48,000
   Manager -- Offshore Division            2000     192,000      173,000              --             --           50,000


Steven L. Mueller ......................   2002   $ 235,000    $ 131,000              --         39,000        $      --
   Senior Vice President and General       2001      45,000       27,000              --         50,000               --
   Manager -- Onshore Division             2000          --           --              --             --               --


Thomas E. Schwartz .....................   2002   $ 202,000    $ 135,000              --         20,000        $      --
   Vice President - Geophysics             2001     193,000      286,000              --         47,619           23,000
                                           2000     179,000      162,000              --             --           24,000


James F. Westmoreland ..................   2002   $ 203,000    $ 123,000              --         20,000        $      --
   Vice President, Chief Accounting        2001     193,000      286,000              --         47,619           68,000
   Officer and Secretary                   2000     179,000      162,000              --             --           70,000


                                                  ALL OTHER
NAME AND PRINCIPAL POSITION                  COMPENSATION($)(5)
                                             ------------------

William G. Hargett .....................        $   87,000
   President and Chief Executive                    10,500
   Officer

Charles W. Adcock ......................        $   46,000
   Senior Vice President and General                10,500
   Manager -- Offshore Division                     10,500


Steven L. Mueller ......................        $   36,000
   Senior Vice President and General                    --
   Manager -- Onshore Division                          --


Thomas E. Schwartz .....................        $   77,000
   Vice President - Geophysics                     120,500
                                                    57,500


James F. Westmoreland ..................        $   60,000
   Vice President, Chief Accounting                 51,500
   Officer and Secretary                            29,500

----------

(1) Annual compensation amounts exclude prerequisites and other personal benefits because the compensation did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer. Bonus amounts for 2000 include a special bonus of 15% of base salary paid in April 2000 pursuant to the conclusion and termination of the strategic review process we initiated in September 1999. Amounts include:
     $26,000 each for Messrs. Adcock, Westmoreland and Schwartz. Bonus amounts for 2001 include a special bonus paid in January 2001 in connection with the grant of non-qualified stock options. Amounts include: $167,000 each for Messrs. Adcock, Schwartz and Westmoreland.

(2) Pursuant to Mr. Hargett's employment agreement dated April 4, 2001, Mr. Hargett was granted 10,000 restricted shares of common stock at $25.58 per share, which vest in on-third increments over a three-year period on each anniversary date of the grant, but vest in full if Mr. Hargett terminates his employment for good reason or if we terminate Mr. Hargett for any reason other than cause, as defined in the employment agreement.

(3) We did not issue any stock options or stock appreciation rights to Named Executive Officers during 2000.

(4) Long-term Incentive Payouts ("LTIP") for 2001 and 2000 were cash payments pursuant to phantom stock rights granted in December 1996, of which 20% were payable on December 16th of each of the years 1997 through 2001. Each phantom stock right represented the right to receive a cash payment determined by the average closing price on the NYSE of one share of common stock for the five trading days preceding the payout date multiplied by the number of Phantom Stock Rights payable on the payout date.

(5) Includes distributions attributable to overriding royalty interests in our properties paid to Mr. Schwartz of $36,000, $110,000 and $47,000, respectively, for 2002, 2001 and 2000, and paid to Mr. Westmoreland of $14,000, $41,000 and $19,000, respectively, for 2002, 2001 and 2000. Also includes matching contributions we made under our 401(k) and Deferred Compensation Plans.

OPTIONS GRANTED IN 2002

         The following table provides certain information with respect to options granted to the Named Executive Officers during 2002 under the 2002 Long-Term Incentive Plan.

                                            INDIVIDUAL GRANTS(1)
                              ---------------------------------------------
                                               PERCENT OF
                                                 TOTAL                                        POTENTIAL REALIZABLE VALUE
                               NUMBER OF         OPTIONS                                           AT ASSUMED ANNUAL
                              SECURITIES       GRANTED TO                                         RATES OF STOCK PRICE
                              UNDERLYING       EMPLOYEES       EXERCISE OR                   APPRECIATION FOR OPTION TERM(2)
                               OPTIONS         IN FISCAL       BASE PRICE      EXPIRATION   -------------------------------
           NAME               GRANTED(#)          YEAR           ($/SH)           DATE           5%($)            10%($)
-------------------------     ----------       -----------     -----------     ----------   ------------       ------------
William G. Hargett ......        95,000           12.6%          $ 30.10       10/16/2012    $ 1,798,324       $4,557,307

Charles W. Adcock .......        39,000            5.2%            30.10       10/16/2012        738,259        1,870,894

Steven L. Mueller .......        39,000            5.2%            30.10       10/16/2012        738,259        1,870,894

Thomas E. Schwartz ......        20,000            2.7%            30.10       10/16/2012        378,595          959,433

James F. Westmoreland ...        20,000            2.7%            30.10       10/16/2012        378,595          959,433

----------

(1) We have not issued any stock appreciation rights to the Named Executive Officers.

(2) The Securities and Exchange Commission requires disclosure of the potential realizable value or present value of each grant. The disclosure assumes the options will be held for the full ten-year term. The actual value, if any, an executive officer may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table.

AGGREGATED OPTION EXERCISED IN 2002 AND FISCAL YEAR-END OPTION VALUES

     The following table provides information regarding stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2002, the number of shares of common stock underlying unexercised options held by each Named Executive Officer and the value, based on the closing price of our common stock on the NYSE of $30.60 on December 31, 2002, of exercisable and unexercisable "in the money" stock options held by each of the Named Executive Officers.

                                                                NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                     UNDERLYING                      IN-THE-MONEY
                                                               UNEXERCISED OPTIONS AT                 OPTIONS AT
                                SHARES                           FISCAL YEAR-END (#)              FISCAL YEAR-END ($)
                             ACQUIRED ON        VALUE       -----------------------------   -----------------------------
          NAME               EXERCISE(#)   REALIZED($)(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------------   -------------  --------------   -------------   -------------   -------------   -------------
William G. Hargett ......       31,600       $ 206,557              --              --       $      --       $ 689,068

Charles W. Adcock .......       25,800         370,446          23,848          82,871         124,499         247,175

Steven L. Mueller .......           --              --          10,000          79,000              --          19,500

Thomas E. Schwartz ......       41,400         489,492          14,648          63,871          45,975         237,675

James F. Westmoreland ...       40,963         556,514           8,648          64,453              --         244,681

----------

(1) The value realized upon the exercise of a stock option is equal to the difference between the market price on the date of exercise and exercise price of the stock option.

PERFORMANCE GRAPH

         The following performance graph compares the performance of our common stock to the S&P 500 Index and to a peer group. The peer group includes other independent oil and gas exploration and production companies with a similar mix of offshore and onshore operations and is composed of XTO Energy Corporation (formerly Cross Timbers Oil Company), Devon Energy Corporation, Meridian Resource Corporation, Newfield Exploration Company, Noble Energy, Inc. (formerly Noble Affiliates, Inc.), Ocean Energy, Inc. and Pogo Producing Company. Basin Exploration, Inc., Chieftain International, and Louis Dreyfus National Gas Corporation were included in our peer group in 1999 and 2000, however, during 2001, they were acquired by other parties and are no longer comparable companies with the peer group. The index of peer group companies is weighted according to the respective market capitalization of its component companies as of December 31, 2002. The graph covers the period from December 31, 1997 to December 31, 2002. The graph assumes that the value of the investment in the common stock and each index was $100 at December 31, 1997 and that all dividends were reinvested.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*
                     AMONG THE HOUSTON EXPLORATION COMPANY,
                       THE S&P 500 INDEX AND A PEER GROUP.

                                    (GRAPH)

* Based on $100 invested on 12/31/97 in stock or index - including reinvestment of dividends.


                                                                YEAR ENDED DECEMBER 31,
                                          ---------------------------------------------------------------------
                                            12/97        12/98       12/99      12/00       12/01       12/02
                                           ------       ------      ------     ------      ------       ------
The Houston Exploration Company              100        108.16      107.83     207.48      182.75       166.53
Peer Group                                   100         48.56       63.60     132.84      104.27       122.13
S&P 500                                      100        128.58      155.64     141.46      124.65        97.10

         The above stock price performance comparison is not deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this graph by reference, and is not otherwise deemed filed under the Acts.

         OUR STOCK PERFORMANCE MAY NOT CONTINUE INTO THE FUTURE WITH THE SAME OR SIMILAR TRENDS DEPICTED IN THE GRAPH ABOVE. WE WILL NOT MAKE OR ENDORSE ANY PREDICTIONS AS TO FUTURE STOCK PERFORMANCE.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The table below lists the number of stock options and restricted stock that would be issued upon exercise of grants made under equity compensation plans that have been approved by our stockholders (the 1996 Stock Option Plan and the 2002 Long-Term Incentive Plan) and under equity compensation plans or other grants that have not been approved by our stockholders (primarily option grants under our 1999 Non-Qualified Stock Option Plan). We have not issued any warrants or stock appreciation rights.

                                        NUMBER OF SECURITIES
                                         TO BE ISSUED UPON         WEIGHTED AVERAGED
                                            EXERCISE OF            EXERCISE PRICE OF       NUMBER OF SECURITIES
                                        OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,      REMAINING AVAILABLE
     PLAN CATEGORY                      WARRANTS AND RIGHTS       WARRANTS AND RIGHTS      FOR FUTURE ISSUANCE
     -------------                      -------------------       -------------------      -------------------
     Equity compensation plans
        approved by shareholders             1,708,142                 $   27.63                  906,379
     Equity compensation plans not
        approved by shareholders(1)            720,191                     27.19                      566
                                             ---------                 ---------                ---------

     Total                                   2,428,333                 $   27.50                  906,945
                                             =========                 =========                =========

-----------
(1) Includes shares issued under our 1999 Non-Qualified Stock Option Plan and 6,667 shares of restricted stock that remain outstanding and that were issued to our Chief Executive Officer in April 2001 pursuant to the terms of his employment contract.

                            TRANSACTIONS WITH KEYSPAN

     We began exploring for natural gas and oil in December 1985 on behalf of The Brooklyn Union Gas Company. Brooklyn Union is an indirect wholly owned subsidiary of our majority stockholder, KeySpan. On September 20, 1996, we completed an initial public offering and issued 7,130,000 shares, or 31%, of our common stock to the public. As of March 31, 2003, THEC Holdings Corp., an indirect wholly owned subsidiary of KeySpan, owned approximately 56% of the outstanding shares of our common stock.

REPURCHASE OF 3,000,000 SHARES OF COMMON STOCK FROM KEYSPAN

         Pursuant to a stock purchase agreement, dated as of February 20, 2003 among KeySpan, its wholly owned subsidiary, THEC Holdings Corp., and us, we purchased on February 26, 2003 an aggregate of 3,000,000 shares of our common stock from KeySpan for $26.40 per share, representing the net proceeds received by us in a simultaneous underwritten public offering of 3,000,000 of our newly issued common stock. As a result, KeySpan's aggregate ownership of our common stock decreased from approximately 66% to approximately 56%. In addition, KeySpan agreed, subject to certain exceptions, to reimburse us for all reasonable fees and expenses of counsel, investment bankers, financial advisors, accountants and other experts incurred by us in connection with the transactions contemplated by the stock purchase agreement, the other reasonable expenses incurred by us incident to the negotiation and preparation of the stock purchase agreement and the consummation of the transactions contemplated thereby and any other reasonable fees and expenses we and the special committee (or any of its members) of our board of directors incurred in connection with the transition. Pursuant to the stock purchase agreement, THEC Holdings also agreed to relinquish during the period between February 20, 2003 and May 20, 2003 its demand registration rights under the registration rights agreement (see below).


     The terms of the stock purchase were approved by a special committee comprised of three independent members of our board of directors. The special committee retained independent legal counsel. It reviewed, considered and approved the terms and conditions of the agreements related to the stock repurchase and, based on its conclusion that the terms of the agreements and the stock repurchase were in the best interests of our public stockholders, recommended the stock purchase to our board of directors.

REGISTRATION RIGHTS AGREEMENT

     Under a registration rights agreement dated September 25, 1996 between us and THEC Holdings Corp., an indirect wholly owned subsidiary of KeySpan Corporation, we agreed to file, upon the request of THEC Holdings, a registration statement under the Securities Act of 1933 for the purpose of enabling THEC Holdings to offer and sell any shares of our common stock issued to THEC Holdings, including any shares of our common stock issued as a dividend or other distribution with respect to or in exchange for or in replacement for these shares. THEC Holdings may exercise this right at any time and will bear the costs of such registered offering. We have the right to require THEC Holdings to delay any exercise by THEC Holdings of its rights to require registration:

     o during a period starting 60 days prior to our good faith estimate of the date of filing of, and ending 180 days after the effectiveness of a registration initiated by us; or

     o for a period of not more than 180 days if, in the good faith judgment of our board of directors the filing of a registration statement demanded by THEC Holdings would be seriously detrimental to us.

         We also granted THEC Holdings the right to include its securities in certain registration statements covering offerings by us, and we will pay the registration expenses of such offerings other than underwriting commissions and selling commissions applicable to the securities sold by THEC Holdings and THEC Holdings' legal fees, which will be paid by THEC Holdings.

KEYSPAN JOINT VENTURE

         Effective January 1, 1999, we entered into a joint exploration agreement with KeySpan Exploration & Production, LLC, a subsidiary of KeySpan, to explore for natural gas and oil over an initial two-year term expiring December 31, 2000. Under the terms of the joint venture, we contributed all of our then undeveloped offshore acreage to the joint venture and we agreed that KeySpan would receive 45% of our working interest in all prospects drilled under the program. KeySpan paid 100% of actual intangible drilling costs for the joint venture up to a specified maximum of $7.7 million in 2000 and $20.7 million during 1999. Further, KeySpan paid 51.75% of all additional intangible drilling costs incurred and we paid 48.25%. Revenues are shared 55% to Houston Exploration and 45% to KeySpan. In addition, we received reimbursements from KeySpan for a portion of our general and administrative costs.

         Effective December 31, 2000, KeySpan and Houston Exploration agreed to end the primary or exploratory term of the joint venture. As a result, KeySpan has not participated in any of our offshore exploration prospects unless the project involved the development or further exploitation of discoveries made during the initial term of the joint venture. In addition, effective with the termination of the exploratory term of the joint venture, we have not received any further reimbursement from KeySpan for general and administrative costs.

         From the inception of the joint venture in January 1999 through December 31, 2002, we drilled a total of 28 wells: 21 exploratory wells of which 17 were successful and seven development wells of which six were successful. KeySpan spent a total of $118.3 million, with $19.0 million, $17.2 million and $46.5 million, respectively being spent during 2002, 2001 and 2000. Subsequent to the termination of the primary exploratory term of the joint venture, KeySpan's participation in additional wells was to further develop or delineate reservoirs previously discovered.

ACQUISITION OF KEYSPAN JOINT VENTURE ASSETS

         On October 11, 2002, we purchased from KeySpan a portion of the assets developed under the joint exploration agreement with KeySpan Exploration & Production, LLC, a subsidiary of KeySpan. The acquisition consisted of interests averaging between 11.25% and 45% in 17 wells covering eight of the twelve blocks that were developed under the joint exploration agreement from 1999 through 2002. The interests purchased were in the following blocks: Vermilion 408, East Cameron 81 and 84, High Island 115, Galveston Island 190 and 389, Matagorda Island 704 and North Padre Island 883. KeySpan has retained its 45% interest in four blocks: South Timbalier 314 and 317 and Mustang Island 725 and 726 as these blocks are in various stages of development. KeySpan has committed to continued participation in the ongoing development of these blocks which includes the completion of the platform and production facilities at South Timbalier 314/317 together with possible further developmental drilling at both South Timbalier 314/317 and Mustang Island 725/726. As of September 1, 2002, the effective date of the purchase, the estimated proved reserves associated with the interests acquired were 13.5 Bcfe. The $26.5 million purchase price was paid in cash and financed with borrowings under our revolving credit facility. Subsequent purchase price adjustments totaled $1.2 million. Our acquisition of the properties was accounted for as a transaction between entities under common control. As a result, the excess fair value of the properties acquired of $3.1 million ($2.0 million net of tax) was treated as a capital contribution from KeySpan and recorded as an increase to additional paid-in capital during the fourth quarter of 2002.

         Our Board of Directors appointed a special committee, comprised entirely of independent directors to review the joint venture asset transaction with KeySpan. For assistance, the special committee retained special outside legal counsel as well as the financial advisory firm of Petrie Parkman & Co. In addition, the special committee discussed the history and terms of the transaction with our senior management. After completing its review, the special committee unanimously concluded that the transaction was advisable and in our best interests and that the terms of the transaction were at least as favorable to us as terms that would have been obtainable at the time in a comparable transaction with an unaffiliated party. In reaching its decision, the special committee considered numerous factors in consultation with its financial and legal advisors. The special committee also took into account the opinion delivered to it by Petrie Parkman & Co. to the effect that the consideration to be paid by us in the transaction was fair to us from a financial point of view.

SALE OF SECTION 29 TAX CREDITS

         In January 1997, we entered into an agreement to sell to a subsidiary of KeySpan interests in our onshore producing wells that produce from formations that qualify for tax credits under Section 29 of the Internal Revenue Code.
Section 29 provides for a tax credit from non-conventional fuel sources such as oil produced from shale and tar sands and natural gas produced from geopressured brine, Devonian shale, coal seams and tight sands formations. KeySpan acquired an economic interest in wells that are qualified for the tax credits and in exchange, we:

     o retained a volumetric production payment and a net profits interest of 100% in the properties,

     o         received a cash down payment of $1.4 million and

     o receive a quarterly payment of $0.75 for every dollar of tax credit utilized.

         We manage and administer the daily operations of the properties in exchange for an annual management fee of $100,000. The income statement effect, representing benefits received from Section 29 tax credits, was a benefit of $0.8 million, $0.8 million, and $0.9 million, respectively, for each of the years ended December 31, 2002, 2001, and 2000. The tax credits expired December 31, 2002 and under the terms of the agreement, we are required to repurchase the interests in the producing wells for KeySpan. We are planning to complete the repurchase transaction in 2003 and the repurchase price is estimated at approximately $2.0 million.

OTHER INFORMATION

         KeySpan, our majority stockholder owning approximately 56% of our shares, has been cooperating in preliminary inquiries regarding trading in KeySpan's common stock by individual officers of KeySpan prior to KeySpan's July 17, 2001 announcement that they were taking a special charge in their energy services business and would be reducing their 2001 earnings forecast. These inquiries are being conducted by the U.S. Attorney's Office, Southern District of New York, and the SEC. As part of its continuing inquiry, on March 5, 2002, the SEC issued a formal order of investigation pursuant to which it will review the trading activity of certain KeySpan insiders, including Messrs. Luterman and Fani, who are current or from May 1, 2001 to the present, as well as KeySpan's compliance with its reporting rules and regulations, generally during the period following the acquisition by KeySpan of the Roy Kay companies which are part of KeySpan's energy services business, through the July 17, 2001 announcement of a special charge. As of the date of this Proxy Statement, the SEC's investigation has not been closed.

         In addition, KeySpan and certain of its officers and directors, including those KeySpan officers that are members of our Board, are defendants in a number of class action lawsuits filed in the United States District Court for the Eastern District of New York after KeySpan's July 17, 2001 announcement. These lawsuits allege, among other things, violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, in connection with disclosures relating to or following the acquisition by KeySpan of the Roy Kay companies and the announcement of the agreement to acquire Eastern Enterprises and EnergyNorth, Inc. Finally, in October 2001, a shareholder's derivative action was commenced in the same court against certain officers and directors of KeySpan, alleging, among other things, breaches of fiduciary duty, violations of the New York Business Corporation Law and violations of Section 20(a) of the Exchange Act. Each of the proceedings seeks monetary damages in an unspecified amount. KeySpan filed a motion to dismiss the class action lawsuits and on March 18, 2003, the court granted KeySpan's motion to dismiss. The court's order dismissed certain class allegations with prejudice but provided the plaintiffs a final opportunity to file an amended complaint concerning the remaining allegations


                TRANSACTIONS BETWEEN THE COMPANY AND MANAGEMENT

RESTRICTED STOCK GRANT

         On April 4, 2001, our Board of Directors granted Mr. Hargett 10,000 restricted shares of common stock which vest in one-third increments during a three-year period on each anniversary of the grant date and vest in full if Mr. Hargett terminates his employment for good reason, as defined in his employment agreement, or if we terminate Mr. Hargett's employment for any reason other than cause, as defined in the employment agreement. Based on a closing price of our common stock as reported on the NYSE of $25.58 on April 4, 2001, the market value of the restricted stock at the date of grant was approximately $255,800.

EMPLOYMENT AGREEMENTS

         We entered into an employment agreement with Mr. Hargett as President and Chief Executive Officer effective April 4, 2001. Mr. Hargett's employment agreement was amended on May 17, 2002 to provide that in the event of the sale of all or substantially all of the assets of our company or the acquisition by any person other than KeySpan of a majority of the outstanding common stock of our company, Mr. Hargett will be paid an amount between $3,000,000 and $7,500,000, with the exact amount being determined according to a formula set forth in the agreement, which will be based either on the acquisition stock price or the transaction value. Mr. Hargett is entitled to an annual base salary of $450,000 and an annual incentive bonus of 70% of base salary if we meet financial targets established by our Board of Directors.

         We also entered into employment agreements with Messer. Karnes, Adcock, Mueller, Westmoreland, Rice, Schwartz and Price. Under the terms of these agreements, these individuals receive base salaries of $275,000, $245,000, $245,000, $230,000, $205,000, $205,000 and $195,000 respectively. Each individual is also entitled to annual incentive bonuses of 55% of their respective base salary if we meet financial targets established by our Board of Directors.

         The initial term of all our employment agreements automatically extends to the third anniversary of the respective effective date. The term of each agreement is automatically extended one year on each anniversary unless either party gives notice at least 90 days prior to the anniversary of its intention not to extend the term of the agreement. We may terminate all of our employment agreements for cause or upon the death or disability of the executive without financial obligation. The executive may terminate the employment agreements for any reason.

         If we terminate an employment agreement without cause or if the executive terminates an employment agreement with good reason, as defined in the employment agreements, we are obligated to pay the executive a lump-sum severance payment of 2.99 times the executive's then current annual rate of total compensation, which is defined to include salary, car allowance and annual bonus, with the bonus being calculated as though our financial targets had been met, and the continuation of welfare benefits. Mr. Hargett would receive approximately $2.3 million, Mr. Karnes would receive approximately $1.3 million, Messrs. Adcock and Mueller would each receive approximately $1.2 million. Mr. Westmoreland would receive approximately $1.1 million, Messrs. Schwartz and Rice would each receive approximately $1.0 million and Mr. Price would receive approximately $0.9 million.

         The employment agreements further provide that a change of control constitutes "good reason" and thus allows the executive to terminate his employment agreement in the event of a change of control, triggering the lump-sum severance payment obligation in the amount of 2.99 times the executive's total compensation. The resulting termination of the employment agreements will also terminate the non-compete provisions in the agreements. The agreements further provide that if any payments made to the executives, whether or not under the agreement, would result in an excise tax being imposed on the executives under Section 4999 of the Internal Revenue Code, we will make each of the executives "whole" on a net after-tax basis.

CHANGE OF CONTROL PLAN

         Effective as of October 26, 1999, our Board of Directors established the Change of Control Plan pursuant to which, upon a change of control all employees, including executive officers, will be entitled to receive "stay-on" bonuses in the amount of 125% of the employee's regular target bonus percentage. In addition, a change of control will cause all stock options, phantom stock and other employee benefits to become fully vested.

         Further, if we or our successor terminates employees, other than executive officers, within one year of the change of control other than for cause, as defined in the Change of Control Plan, or our employees suffer a significant adverse change in employment, a reduction in salary or relocation of more than 30 miles, these employees will be entitled to severance benefits in the form of a lump sum payment calculated pursuant to a formula based upon each employee's base salary and years of service. The calculation of lump sum payments for executive officers is stated in their respective employment agreements.

         A "change of control" is deemed to occur if either:

         o a person, entity or group other than us or our affiliate acquires 20% or more of the combined voting power of our then outstanding voting securities,

         o a reorganization, merger, consolidation or liquidation is approved; or

         o the individuals constituting our Board of Directors on October 26, 1999 cease to constitute a majority of our Board of Directors unless the election of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

401(k) PLAN

         We maintain a 401(k) Plan for our employees. Under the 401(k) Plan, eligible employees may elect to have us contribute on their behalf up to 12.5% of their base compensation on a before tax basis in accordance with the limitations imposed under the Internal Revenue Code. We make a matching contribution of $1.00 for each $1.00 of employee deferral, in accordance with the limitations imposed by the 401(k) Plan and the Internal Revenue Code. The amounts contributed under the 401(k) Plan are held in a trust and invested among various investment funds in accordance with the directions of each participant. An employee's salary deferral contributions under the 401(k) Plan are 100% vested. Our matching contributions vest at the rate of 20% per year of service. Participants are entitled to payment of their vested account balances upon termination of employment.

DEFERRED COMPENSATION PLAN

         In November 2002, our Board of Directors adopted a deferred compensation plan for the benefit of our employees. The plan is intended to supplement our 401(k) plan by allowing highly compensated employees to save on a tax deferred basis a portion of their eligible compensation subject to limitations imposed by the plan. Under the terms of the plan, employees who have made the maximum allowable contribution to their 401(k) accounts for any year ($11,000 per year or $12,000 per year for employees over 50 years of age for 2002) may elect to defer an additional portion of their compensation into the deferred compensation plan. We match 100% of each employee's deferral up to an aggregate contribution of 12.5% under both the 401(k) plan and the deferred compensation plan. Employer contributions vest 20% per year and become fully vested after a 5 year period. All contributions to the plan are held in trust and invested, at the direction of the employee, in various investment funds, including company stock. Participants are entitled to distribution of their deferrals and the vested portion of our matching contributions at predetermined future dates or upon termination of their employment.

EMPLOYEE ANNUAL INCENTIVE COMPENSATION PLAN

         We maintain an Annual Incentive Compensation Plan that provides an annual incentive bonus to all full-time employees if certain performance goals are met during the year. The plan is administered by our Chief Executive Officer on behalf of our Board of Directors and the Compensation Committee. Annual objectives and incentive opportunity levels are established and approved by the Compensation Committee. Incentive awards are earned based on our actual performance in relation to pre-established objectives and on an assessment of individual contribution during the year.

SUPPLEMENTAL EXECUTIVE PENSION PLAN

         Effective immediately prior to our initial public offering in 1996, we adopted an unfunded, non-qualified Supplemental Executive Pension Plan under which our former President and Chief Executive Officer, Mr. Floyd, is currently the only beneficiary. Under this plan, we have agreed to pay Mr. Floyd $100,000 per year for life. Should he predecease his spouse, Mr. Floyd's surviving spouse will be paid $50,000 per year for her life. Mr. Floyd retired March 31, 2001.

1996 STOCK OPTION PLAN

         We adopted the 1996 Stock Option Plan in September 1996 in conjunction with our initial public offering. The 1996 Stock Option Plan allows us to grant options not to exceed 10% of the shares of our common stock outstanding from time to time. The 1996 Stock Option Plan is administered by the Compensation Committee of the Board of Directors which, at its discretion, may grant either incentive stock options or non-qualified stock options to eligible individuals. All employees, including consultants and advisors of our company and our affiliates are eligible to participate in the 1996 Stock Option Plan. Prior to our adoption of the 1999 Stock Option Plan in October 1999, non-employee Directors were also eligible to participate in the 1996 Stock Option Plan. All option grants made to non-employee Directors after October 1999 are made under terms of the 1999 Stock Option Plan or the 2002 Long-Term Incentive Plan. Options granted under the 1996 Stock Option Plan expire 10 years from the grant date and vest in one-fifth increments on each of the first five anniversaries of the grant date with the exception of options granted to non-employee Directors which are fully vested on the date of grant. During 2002, options to purchase 14,509 shares of our common stock were granted under the 1996 Stock Option Plan. At December 31, 2002, a total of 329 shares remained available for grant under the 1996 Plan. We may adjust any options issued under the 1996 Stock Option Plan in the event of stock splits and other corporate events. In addition, we may appropriately adjust the exercise price for options in the event that the outstanding shares of common stock are changed into or exchanged for a different number or kind of shares or other securities by reason of merger, stock dividend, combination of shares or the like.

1999 NON-QUALIFIED STOCK OPTION PLAN

         On October 26, 1999, our Board of Directors adopted the 1999 Non-Qualified Stock Option Plan for employees (excluding executive officers), non-employee Directors, consultants and advisors of our company and our affiliates. With respect to non-employee Directors only, the 1999 Non-Qualified Stock Option Plan amends and succeeds the 1996 Plan (under which no more options may be granted to non-employee Directors). The 1999 Non-Qualified Stock Option Plan is administered by the Compensation Committee, which at its discretion, may grant awards to eligible individuals with the exception of non-employee Directors who receive automatic grants under the 1999 Non-Qualified Stock Option Plan. The options granted under the 1999 Non-Qualified Stock Option Plan are all non-qualified, expire 10 years from date of grant and vest immediately for non-employee Directors and in one-fifth increments on each of the first five anniversaries of the grant for other eligible individuals. During 2002, we granted a total of 145,600 options under the 1999 Non-Qualified Stock Option Plan, of which 18,000 options were granted to non-employee directors pursuant to our compensation plan for non-employee directors. At December 31, 2002, a total of 566 shares remained available for grant under the 1999 Plan. We may adjust options issued under the 1999 Non-Qualified Stock Option Plan in the event of stock splits and other corporate events. In addition, we may appropriately adjust the exercise price for options in the event that the outstanding shares of common stock are changed into or exchanged for a different number or kind of shares or other securities by reason of merger, stock dividend, combination of shares or the like.

 2002 LONG-TERM INCENTIVE PLAN

         On January 18, 2002, our Board of Directors adopted the 2002 Long-Term Incentive Plan for our non-employee Directors and employees, consultants and advisors of our company and our affiliates. The 2002 Long-Term Incentive Plan is administered by the Compensation Committee, which at its discretion, may grant awards of options or restricted stock to eligible individuals with the exception of non-employee Directors who receive automatic grants under the 2002 Long-Term Incentive Plan. Awards granted to non-employee Directors, consultants and advisors under the 2002 Long-Term Incentive Plan are all non-qualified options, while employees may receive incentive or non-qualified options and/or restricted stock. Options may not be exercised after 10 years from the date they were granted. In the case of a 10% stockholder, incentive options may not be exercised after five years from the date the option is granted. Options vest immediately for non-employee Directors and in one-fifth increments on each of the first five anniversaries of the grant for other eligible individuals. Terms and conditions of the restricted stock awards, including the duration of the restricted period during which, and the conditions, including performance objectives, if any, under which if not achieved, the restricted stock may be forfeited, are determined by the Compensation Committee. Unless conditioned upon the achievement of performance objectives or a special determination is made by the Compensation Committee as to a shorter restricted period, the restricted period will not be less than five years. During 2002, we granted a total of 593,950 options under the 2002 Long-Term Incentive Plan, of which 5,000 options were granted to non-employee directors. No shares of restricted stock were granted under the plan. At December 31, 2002, a total of 906,050 shares remained available for grant under the 2002 Plan. We may adjust options issued under the 2002 Long-Term Incentive Plan in the event of stock splits and other corporate events. In addition, we may appropriately adjust the exercise price for options in the event that the outstanding shares of common stock are changed into or exchanged for a different number or kind of shares or other securities by reason of merger, stock dividend, combination of shares or the like.

OVERRIDING ROYALTY INTERESTS HELD BY KEY EMPLOYEES AND CERTAIN EXECUTIVE
OFFICERS

         Prior to our initial public offering in September 1996, we were party to an employment agreement with our former President and Chief Executive Officer. Under this employment agreement we assigned to key employees designated by the former President and Chief Executive Officer overriding royalty interests in specified properties of the company. Assignments were made at the time we acquired the properties. No assignments were made subsequent to 1995; however, due to the nature of an overriding royalty interest, any employees receiving assignments will continue to receive payments pursuant to their overriding interest until production from the related property ends. Messrs. Schwartz and Westmoreland were included in assignments made to key employees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table presents information as of March 31, 2003 regarding the beneficial ownership of our common stock by common stock equivalents credited to each person who we know to own beneficially more than five percent of the outstanding shares of common stock, each Director, our Named Executive Officers and all Directors and all executive officers as a group. Unless otherwise indicated, each person shown below has the sole power to vote and the sole power to dispose of the shares of common stock listed as beneficially owned.

                                            COMMON STOCK BENEFICIALLY OWNED
                                      --------------------------------------------
                                                                         OPTIONS                        TOTAL PERCENT
                                      COMMON STOCK                     TO PURCHASE                           OF
                                           AND          COMMON           COMMON       PHANTOM STOCK        COMMON
  NAME OF BENEFICIAL OWNER            STOCK OPTIONS      STOCK           STOCK(1)       RIGHTS (2)         STOCK(15)
  ------------------------            -------------   -----------      -----------    -------------     ------------
KeySpan Corporation (3)
   One MetroTech Center
   Brooklyn, NY 11201-3850             17,380,392     17,380,392              --                --          56%
Robert B. Catell ................          21,000          4,000 (4)      17,000                --           *
William G. Hargett ..............          17,333          3,333 (5)      17,000  (5)           --           *
David G. Elkins .................          18,000          5,000          13,000                --           *
James Q. Riordan ................          17,500            500 (6)      17,000            10,233           *
Donald C. Vaughn ................          17,000             --          17,000             2,702           *
Gerald Luterman .................          11,000             -- (7)      11,000                --           *
H. Neil Nichols .................          11,000             -- (8)      11,000                --           *
Gordon F. Ahalt .................           6,000          2,000           4,000                --           *
Robert J. Fani ..................           7,000             -- (9)       7,000  (9)           --           *
Harold R. Logan, Jr. ............         7,000            2,000           5,000                --           *
Charles W. Adcock ...............          26,324          2,476          23,848 (10)           --           *
Steven L. Mueller................          10,000             --          10,000 (11)           --           *
Thomas E. Schwartz ..............          14,648             --          14,648 (12)           --           *
James F. Westmoreland ...........           9,712          1,064           8,648 (13)           --           *
All directors and
executive officers as a group
(17 persons) ....................         213,217         20,373         192,844 (14)       12,935           *

---------
*   Less than 1%.

(1) The Directors and officers have the right to acquire the shares of common stock reflected in this column currently or within 60 days of the date hereof through the exercise of stock options

(2) The term Phantom Stock Rights refers to units of value which track the performance of common stock. The units do not possess any voting rights or right to dispose of common stock and have been issued to non-employee Directors pursuant to our Deferred Compensation Plan for Non-Employee Directors.

(3) KeySpan holds its shares through its indirect wholly owned subsidiary, THEC Holdings Corp.

(4) Mr. Catell also owns 1,621,407 shares of KeySpan common stock, which includes (i) 1,531,001 outstanding options to purchase shares of KeySpan common stock that are exercisable within 60 days of the date hereof; (ii) 13,801 shares of KeySpan preferred stock; and (iii) 5,146 deferred stock units. In addition, Mr. Catell owns 12.82 shares of KeySpan preferred stock.

(5) Mr. Hargett owns 6,667 shares of restricted common stock of which, 3,333 shares vest within 60 days of the date hereof with the remaining 3,334 shares vesting on the anniversary date of the grant date or April 4, 2004. Mr. Hargett owns 221,400 options, 14,000 of which are exercisable within 60 days of the date hereof.

(6) Mr. Riordan also owns 24,800 shares of KeySpan common stock, which includes 3,300 options to purchase shares of KeySpan common stock within 60 days from the date hereof.

(7) Mr. Luterman also owns 227,428 shares of KeySpan common stock including 218,867 options to purchase KeySpan common stock exercisable within 60 days; (ii) 3,042 shares of KeySpan restricted stock; and (iii) 1,389 deferred stock units.

(8) Mr. Nichols also owns 145,484 shares of KeySpan common stock including (i) 133,399 outstanding options to purchase KeySpan common stock exercisable within 60 days hereof and (ii) 1,775 shares of KeySpan restricted stock; and (iii) 1,707 deferred stock units. In addition, Mr. Nichols owns 12.82 shares of KeySpan preferred stock.

(9) Mr. Fani owns 103,149 shares of KeySpan common stock which includes (i) 85,614 options to purchase KeySpan common stock exercisable within 60 days of the date hereof; (ii) 4,438 shares of KeySpan restricted stock; and
     (iii) 2,768 deferred stock units. In addition, Mr. Fani owns 12.82 shares of KeySpan preferred stock.

(10) Mr. Adcock owns 106,719 options to purchase common stock, 23,848 which are vested.

(11) Mr. Mueller owns 89,000 options to purchase common stock, 10,000 options are vested.

(12) Mr. Schwartz owns 78,519 options to purchase common stock, 14,648 options are vested.

(13) Mr. Westmoreland owns 73,101 options to purchase common stock, 8,648 which are vested.

(14) Includes 198,500 options to purchase common stock, of which 15,500 options are vested and 4,200 options of which are exercisable within 60 days hereof.

(15) Based upon 30,965,118 shares outstanding as of March 31, 2003.

                          COMPLIANCE WITH SECTION 16(a)

         Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of the common stock, to file initial reports of ownership and reports of changes in ownership of common stock on Forms 3, 4, and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of any forms that they file. Based solely on a review of the forms submitted to the Company, it appears that there was no person subject to the reporting requirements of Section 16 of the Exchange Act that filed to file on a timely basis reports required under Section 16.

                            PROPOSAL OF STOCKHOLDERS

         Under Rule 14a-8 of the Securities Exchange Act of 1934, some stockholder's proposals may be eligible for inclusion in our 2004 Proxy Statement. We must receive any stockholder's proposal intended to be presented at the 2004 annual meeting at our principal executive offices no later than December 1, 2003, if the proposal is to be considered for inclusion in our Proxy Statement relating to the 2004 annual meeting. However, if the date of the 2004 annual meeting is advanced by more than 30 days or delayed for more than 30 days from the anniversary of the 2003 annual meeting, in accordance with our bylaws the stockholder must submit notice of a proposal at least 80 days prior to the date we intend to distribute our proxy statement with respect to the 2004 annual meeting.

                              FINANCIAL INFORMATION

         A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING ANY FINANCIAL STATEMENTS AND SCHEDULES AND EXHIBITS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST TO JAMES F. WESTMORELAND, VICE PRESIDENT, CHIEF ACCOUNTING OFFICER AND SECRETARY, THE HOUSTON EXPLORATION COMPANY, 1100 LOUISIANA, SUITE 2000, HOUSTON, TEXAS 77002.


                                            By Order of the Board of Directors

                                            /s/ James F. Westmoreland

                                            James F. Westmoreland
                                            Secretary


April 1, 2003
Houston, Texas

                                   APPENDIX A

                         THE HOUSTON EXPLORATION COMPANY
                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

PURPOSE AND AUTHORITY The purpose of the Audit Committee is to:

A. Provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community with respect to its oversight of:

         (i) The quality and integrity of the Corporation's financial statements.

         (ii) The Corporation's compliance with legal and regulatory requirements relating to financial reporting, accounting, and controls.

         (iii)    The independent auditor's qualifications and independence.

         (iv) The performance of the Corporation's internal audit function and independent auditors.

         (v) The business practices and ethical standards of the Corporation.

B. Prepare all reports required be included in the Corporation's annual proxy statement., pursuant to and in accordance with applicable rules and regulations of the SEC.

The Committee is designated by the Board of Directors and receives its authority from the Board of Directors to whom it reports. The Board has vested in the Committee the authority to carry out the responsibilities as noted in this Charter, and any other duties which the Committee deems necessary to fulfill its obligations to the Board of Directors, shareholders and customers of the Corporation. To such end, the Committee is authorized to select, retain and/or replace, as needed, consultants to provide independent advice to the Committee. In that connection, in the event the Committee retains a consultant, the Committee shall have the sole authority to approve such consultant's fees and other retention terms.

MEMBERSHIP

The Committee shall be comprised of three or more members of the Board of Directors. In the event of the absence of any member or members from a meeting, alternate members may be designated by the Chairman or the Chief Executive Officer. All members of the Committee shall satisfy all requirements relating to independence and other qualifications for service on the Committee prescribed from time to time by law or applicable stock exchange rules. The Committee shall satisfy all membership composition and representation requirements prescribed from time to time by law or applicable stock exchange rules. All determinations as to member qualification and Committee representation shall be made by the Board of Directors in their reasonable business judgment based upon all of the relevant facts and circumstances to the extent permitted under law and applicable stock exchange rules.

CHAIRMAN

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman shall be entitled to vote as a regular Committee member and shall additionally be entitled to cast a second vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

INDEPENDENT AUDITOR

The Committee shall retain and terminate the independent auditor, oversee their work and approve all audit engagement fees and terms. The independent auditor shall be informed that it reports directly to the Audit Committee.

With respect to the work of the independent auditor, the Committee is responsible for (i) reviewing the scope of the audit, (ii) approving the nature and cost of all audit and non-audit services (non-audit services must be approved prior to commencement of the services), (iii) monitoring the auditor's performance, (iv) assuring that the auditor is independent, and (v) resolving any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

The Committee shall inquire regularly of the independent auditor to ascertain that it is receiving the full cooperation of management, that all information desired is provided freely, that there are no material weaknesses in the internal control structure and that no material fraud was uncovered in the course of its work and that management is diligent in conducting its business in accordance with the highest ethical standards.

The Committee shall periodically meet separately with the independent auditors to discuss any matters that the Committee or the independent auditors believe would be appropriate to discuss privately. In addition, the Committee shall meet with the independent auditors and management quarterly to review the Corporation's financial statements, and annual and quarterly reports required to be filed with the U.S. Securities and Exchange Commission.

The Committee shall approve in advance any audit or non-audit engagement or relationship between the Corporation and the independent auditors, other than "prohibited non-auditing services". The Committee hereby delegates to the Chairman of the Committee the authority to approve in advance all audit or non-audit services to be provided by the independent auditor so long as it is presented to the full Committee at a later time.

The following shall be "prohibited non-auditing services": (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation;
(iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

The Committee shall review, at least annually, the qualifications, performance and independence of the independent auditor. In conducting its review and evaluation, the Committee shall:

         (a) Obtain and review a report by the Corporation's independent auditor describing: (i) the auditing firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) to assess the auditor's independence, all relationships between the independent auditor and the Corporation;

         (b) Ensure the rotation of the lead audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself.

         (c) Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for review of the audit, has not performed audit services for the Corporation in each of the five previous fiscal years of that Corporation.

         (d) Take into account the opinions of management and the Corporation's internal auditors (or other personnel responsible for the internal audit function).

INTERNAL AUDITING FUNCTION

The Committee has oversight over the Company's internal audit function. The internal audit function may be performed by one or more individuals or professional organizations which may be employed by the Company, retained professionally, or engaged as independent contractors. The Committee shall retain and terminate all individuals and organizations serving in the Independent Auditing Function, shall oversee their work and shall approve all compensatory fees and terms. All participants in the Internal Audit Function shall be informed that they are ultimately responsible to the Audit Committee.

Each year, the internal auditor will submit an Audit Plan to the Committee for approval. Thereafter, the internal auditor will keep the Committee informed on the progress of the Plan's implementation, and twice a year will submit written reports on such progress and on the results of his reviews and management's response to any problems or weaknesses in controls noted.

The Committee shall review the Charter of the Internal Auditing Division and approve any changes thereto. It shall also ascertain that the resources allocated to the internal auditing function are sufficient to ensure that adequate internal audit review is being performed in the Corporation.

The Committee may meet privately with the internal auditor at each of its meetings and at any other time at the internal auditor's request without prior communication with management.

The internal auditor shall not be appointed or removed by management without the concurrence of the Committee.

The Committee may provide special assignments to the internal auditor to perform reviews in selected areas of its interest or concern.

FINANCIAL STATEMENTS AND INTERNAL ACCOUNTING CONTROL

The Committee shall review with management and the independent auditor prior to public dissemination the Corporation's annual audited financial statements and quarterly financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." The review should include discussions with management and the independent public accountants of significant issues regarding accounting principles, practices and judgments, including those matters set forth in SAS No. 61.

As part of its quarterly review, the independent auditor will discuss with management any judgmental areas, adjustments, disclosures and all material changes in accounting principles. Management will report to the Committee, in writing, any material items or discussions resulting from such review. Management will also provide the Committee, upon issuance, copies of the quarterly reports to shareholders and related filings with the Securities and Exchange Commission. In addition, the Committee, or at the minimum its Chairman, should communicate with management and the independent auditor on a quarterly basis (prior to the filing of the Corporation's 10-Q), to review the Corporation's financial statements and significant findings based upon the independent auditor's review procedures. Any significant changes to the Corporation's accounting principles and any items required to be communicated by the independent public accountants, in accordance with SAS No. 61, should also be discussed.

The Committee shall also review and discuss with management and the independent auditor the Corporation's earnings press releases (paying attention to the use of any "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee's discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Corporation may provide earnings guidance.

At least once during the year, the Committee shall obtain assurances from the independent auditor, the internal auditor and management that the system of internal controls is adequate and functional. Moreover, in connection with the filing of any financial statements with the U.S. Securities and Exchange Commission, or any required certification relating to the internal accounting and disclosure controls of the Corporation, management shall review with the Committee all changes effected in the Corporation's controls and all tests and other procedures implemented to test the efficacy of the Corporation's controls, as well as the results of such tests and procedures.

The Committee shall also perform any functions required to be performed by it or otherwise appropriate under applicable law, rules or regulations, the Corporation's by-laws and the resolutions or directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the U.S. Securities and Exchange Commission.

FINANCIAL REPORTING PROCESS

In consultation with the independent auditor, management and the internal auditors, the Committee shall review the integrity of the Corporation's financial reporting processes, both internal and external. In this connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding: (i) all critical accounting policies and practices to be used by the Corporation; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Corporation's management, the ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditor; (iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles; (iv) major issues as to the adequacy of the Corporation's internal controls and any specific audit steps adopted in light of material control deficiencies; and (v) any other material written communications between the independent auditor and the Corporation's management.

The Management and the Internal Auditor according with the Committee shall review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

The Committee shall also review with the independent auditor (i) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management and (ii) management's response to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement and (iii) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor to the Corporation.

OTHER DUTIES

Discuss with management and the independent auditor the Corporation's guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

Set clear hiring policies for employees or former employees of the independent auditor. At a minimum, these policies should provide that any registered public accounting firm may not provide audit services to the Corporation if the CEO, Controller, CFO, Chief Accounting Officer or any person serving in an equivalent capacity for the Corporation was employed by the registered public accounting firm and participated in the audit of the Corporation within one year of the initiation of the current audit.

Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

The Committee shall maintain continuing vigilance for any procedures or practices which might impair the Corporation's financial and business integrity. Annually, the Committee will receive from the internal auditor a written report on compliance with Ethical Business Conduct Policy, including signed statements by financial officers, and shall make inquiries, as necessary, to assure itself that the highest standards of business conduct are being followed.

Periodically, the Corporate Ethics Officer may report to the Committee on the Corporate Ethics Program and any significant events that occurred and actions taken by management.

Once a year, the Committee shall review with management policies and experience respecting expenses and perquisites.

One a year, the Committee shall review and assess the adequacy of the Audit Committee Charter. In Addition, the Committee shall submit the Charter to be published in the proxy statement at least once every three years.

Once a year, the Company's legal counsel will update the Committee on all litigation involving the Corporation that could have a significant impact on the Corporation's financial statements.

ADMINISTRATIVE PROCEDURES

The Committee shall meet as frequently as deemed necessary by the Chairman to fulfill its responsibilities, but no less than four times during the year. A quorum shall consist of a majority of members. Minutes of the meetings shall be kept. The regular attendance of non-members is permitted at the invitation of the Chairman. The Committee Chairman shall report the Committee's activities to the Board of Directors, including any issues that arise with respect to the quality and integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditor or the performance of the internal audit function.

LIMITATIONS OF RESPONSIBILITIES

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, accountants or auditors by profession, or experts in the field of accounting or auditing. As such, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures, and each member of the Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside the Corporation that it receives information from and (b) the accuracy or the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors). Committee members shall be entitled to rely exclusively on advice from management and outside advisors on all matters relating to the existence and interpretation of federal or state law; Committee members shall not be deemed to provide any legal advice or expertise to the Committee.

ANNUAL PERFORMANCE EVALUATION

The Committee shall coordinate with the Nominating and Corporate Governance Committee of the Board of Directors to perform a review and evaluation, at least annually, of the performance of the Committee. The results of the review and evaluation shall be presented in a report to the Board of Directors in conjunction with the Board's annual meeting, or at such other time as prescribed by the Board.

COMPENSATION

No member of the Committee shall receive compensation other than director's fees for service as a director of the Corporation, including reasonable compensation for serving on the Committee and regular benefits that other directors receive.

                                      PROXY
                         THE HOUSTON EXPLORATION COMPANY
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                         ANNUAL MEETING -- MAY 15, 2003

         The undersigned having received the notice and accompanying Proxy Statement for said meeting hereby constitutes and appoints JOHN H. KARNES and JAMES F. WESTMORELAND, and each of them, his true and lawful agents and proxies with power of substitution in each, to represent and vote at the Annual Meeting to be held at 10:00 am on May 15, 2003 at the DoubleTree Hotel, Allen Center, 400 Dallas Street, Houston, Texas 77002, or at any adjournment thereof on all matters coming before said meeting, all shares of THE HOUSTON EXPLORATION COMPANY which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

                           (Continued on Reverse Side)

[X]  Please mark your votes as in this example

1.   Election of Directors; Nominees: Gordon F. Ahalt,                 FOR               WITHHOLD
     Robert B. Catell, David G. Elkins, Robert J. Fani,     (to vote for all nominees)   AUTHORITY
     William G. Hargett, Harold R. Logan, Jr., Gerald
     Luterman, H. Neil Nichols and Donald C. Vaughn.                   [ ]                  [ ]

     For, except vote withheld from the following nominee(s):

     ----------------------------------------

2.   Ratification and approval of Deloitte & Touche                    FOR               AGAINST             ABSTAIN
     LLP as our independent public accountants for the
     fiscal year ending December 31, 2003                              [ ]                [ ]                  [ ]

3.   In the discretion of the proxies John H. Karnes and               FOR               AGAINST             ABSTAIN
     James F. Westmoreland, upon other matters as
     may properly come before the meeting.                             [ ]                [ ]                  [ ]

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS (1) AND (2). JOHN H. KARNES AND JAMES F. WESTMORELAND, AS PROXIES, ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

You are encouraged to specify your choices by marking the appropriate boxes above, but you do not need to mark any boxes if you wish to vote in accordance with our Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)                                     DATE
            -----------------------------------         ----------------------
Note: Executors, administrators, trustees, etc., please give your full title. If a corporation, please sign full corporate name by duly authorized officer. Joint owners should each sign personally.